Exhibit 99.2
Benson Hill Receives Court Approval of First-Day Motions to Support Ongoing Operations During Chapter 11 Process
•Operations will continue as normal for the Company during the transitional period.
•Employee wages and benefits will be paid following DIP financing approval.
•Court authorizes vendor payments and critical operational support.
ST. LOUIS, MO – March 25, 2025 - Benson Hill, Inc. (Nasdaq: BHIL, “Benson Hill”), a seed innovation company, today announced that the U.S. Bankruptcy Court for the District of Delaware has approved the Company’s initial “first-day” motions following its voluntary filing for relief under Chapter 11 of the U.S. Bankruptcy Code on March 20, 2025.
These approvals are expected to ensure business continuity as Benson Hill works to strengthen its financial position and continue advancing its work to deliver better feed, food, and fuel through innovative soybean seed genetics and soy quality traits.
The Court’s orders allow the Company and its affiliated debtors to continue day-to-day operations with minimal disruption, including:
•Access to up to $11 million in debtor-in-possession (DIP) financing from existing lenders, including Expedition Ag Holdings, S2G Investments, Steve Kahn, and ProAgInvest, with an initial $3 million available immediately. These funds will support payroll, vendor payments, and other critical operating expenses.
•Authorization to pay employee wages and benefits without interruption.
•Ability to honor prepetition obligations to key business partners—including critical vendors, shippers, warehouse providers, and suppliers with administrative expense claims under section 503(b)(9)—to maintain operational continuity and preserve value in the business.
•Permission to maintain existing cash management systems, bank accounts, and routine business operations.
•Legal authorization for DIP lenders to credit bid for assets, along with other customary protections in the event of default.
“These approvals give us the opportunity to maintain momentum while we take the necessary steps to restructure our financial foundation,” said Dan Cosgrove, Interim Chief Executive Officer of Benson Hill. “We remain focused on delivering value to our customers and partners while positioning the business for long-term success and maximizing value for all of our stakeholders.”
A final hearing to consider approval of the full DIP financing and vendor-related motions is scheduled for April 16.
Additional information about the Chapter 11 process is available on the website maintained by the Company’s claims agent Stretto, Inc., at https://cases.stretto.com/bensonhill.

About Benson Hill
Benson Hill is a seed innovation company that unlocks nature’s genetic diversity in soy quality traits through a combination of its proprietary genetics, its AI-driven CropOS® technology platform, and its Crop Accelerator. Benson Hill collaborates with strategic partners to create value throughout the agribusiness supply chain to meet the demand for better feed, food, and fuel. For more information, visit bensonhill.com or X, formerly known as Twitter at @bensonhillinc.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among those risks, uncertainties and other factors are: (i) the Company’s ability to obtain Court approval with respect to motions or other requests made to the Court in the Chapter 11 process, including maintaining strategic control as a debtor-in-possession; (ii) the ability of the Company to negotiate and consummate a sale transaction; (iii) the effects of the Chapter 11 filing on the Company and on the interests of various constituents, including holders of the Company’s common stock; (iv) Court rulings in the Chapter 11 process in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 process, which may interfere with the Company’s ability to negotiate and consummate a sale transaction; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs during the pendency of the proceedings; (ix) the impact of Nasdaq’s delisting of the Company’s common stock on the price and trading market of the Company’s common stock; and (x) other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports, which are available on the SEC’s website at www.sec.gov. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
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Contact
Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com